Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

ARTRA GROUP INCORPORATED

NATIONWIDE AUCTION SYSTEMS, INC.

NATIONWIDE AUCTION FINANCE, LLC

AUTOMAX PACIFIC, LLC